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Filed Pursuant To Rule 424(b)(5)
Registration No. 333-148216

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Maximum Offering Price	Amount of Registration Fee(1)

3.90% Notes due 2015	$500,000,000	$27,900

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement to Prospectus dated December 20, 2007.

$500,000,000

The Kroger Co.
3.90% Senior Notes due 2015

        Kroger will pay interest on the notes on April 1 and on October 1 of each year. The first interest payment will be made on April 1, 2010. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000.

        Kroger has the right to redeem all or any portion of the notes at any time at the redemption price described in this prospectus supplement, plus accrued interest. If a change of control triggering event as described herein occurs, unless Kroger has exercised its option to redeem the notes, Kroger will be required to offer to repurchase the notes at the price described in this prospectus supplement.

        The notes are guaranteed by our subsidiaries listed on page S-26 of this prospectus supplement.

        See "Risk Factors" beginning on page S-2 of the prospectus supplement to read about certain factors you should consider before buying notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.889%	$499,445,000
Underwriting discount	0.625%	$3,125,000
Proceeds, before expenses, to Kroger	99.264%	$496,320,000

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from October 1, 2009 and must be paid by the purchaser if the notes are delivered after October 1, 2009.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on October 1, 2009.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Citi
      Mitsubishi UFJ Securities
                  U.S. Bancorp Investments, Inc.
                                             Wells Fargo Securities
                                                              Fortis Securities LLC
                                                                      The Williams Capital Group, L.P.

Prospectus Supplement dated September 24, 2009.

 RISK FACTORS

  You should carefully consider the following matters in deciding whether to purchase the notes.

Our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions and increasing our borrowing costs.

        As of August 15, 2009, our total outstanding indebtedness, including capital leases and the current portion thereof, and excluding the market value adjustment required by GAAP for interest rate hedges, was approximately $7.5 billion. As of August 15, 2009, we maintained a $2.5 billion, five-year revolving credit facility that terminates in 2011. Outstanding borrowings under the credit facility and commercial paper borrowings, and some outstanding letters of credit, reduce funds available under the credit facility. In addition to the credit facility as of August 15, 2009, we maintained three uncommitted money market lines, totaling $100 million in the aggregate. The money market lines allow us to borrow from banks at mutually agreed upon rates, usually at rates below the rates offered under the credit facility. As of August 15, 2009, we did not have any borrowings under the credit facility or money market lines, or any outstanding commercial paper. The outstanding letters of credit that reduced the funds available under our credit facility totaled $321 million as of August 15, 2009.

        This indebtedness could reduce our ability to obtain additional financing for working capital, acquisitions or other purposes and could make us more vulnerable to economic downturns and competitive pressures. Our needs for cash in the future will depend on many factors that are difficult to predict. These factors include results of operations, the timing and cost of acquisitions and efforts to expand existing operations.

        We believe that we will have sufficient funds from all sources to meet our needs over the next several years. We cannot assure you, however, that our business will generate cash flow at or above current levels. If we are unable to generate sufficient cash flow from operations in the future to pay our debt and make necessary investments, we will be required to:

  •
  refinance all or a portion of our existing debt;

  •
  seek new borrowings;

  •
  forego strategic opportunities; or

  •
  delay, scale back or eliminate some aspects of our operations.

        If necessary, any of these actions could have a material negative impact on our business, financial condition or results of operations.

        Most of our subsidiaries will guarantee the notes. As a result, the notes will effectively rank equal in right of payment with approximately $7.5 billion of other indebtedness of these subsidiaries as of August 15, 2009.

Our sources of liquidity are dependent upon our lenders honoring their commitments.

        Our $2.5 billion committed five-year revolving credit facility, maturing November 2011, continues to remain available and we have drawn under this facility, as necessary, since the facility's inception. Letters of credit totaling $321 million as of August 15, 2009 reduce amounts available under the credit facility. On peak borrowing days, we expect that more than $1 billion of this facility would remain available. In addition, we maintain uncommitted money market lines totaling $100 million. Our liquidity could be affected if our committed lenders are unable or unwilling to honor their contractual obligations to us.

The guarantees of the notes by our subsidiaries may be inadequate.

        Although most of our subsidiaries have guaranteed our obligation to pay the notes, the available assets of those subsidiaries may be insufficient for these purposes. Some of those subsidiaries are guarantors of our bank credit facility.

Federal and state statutes permit courts, under specific circumstances, to void guarantees and require the return of payments received from guarantors.

        Under the U.S. Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court has the power to void a guarantee, or to subordinate claims in respect of a guarantee to all other debts of the guarantor, if, among other things, at the time the guarantor incurred the indebtedness evidenced by its guarantee, it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and either:

  •
  was insolvent or rendered insolvent by reason of that incurrence;

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  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

        In addition, the court may void any payment by that guarantor pursuant to its guarantee and require the return of that payment to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for these purposes will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of our historical financial results, recent operating history and other factors, we believe that each subsidiary that has guaranteed the notes, after giving effect to that guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay as those debts mature. However, we cannot assure you of the particular standard that might be applied by a court in making its determinations or that a court would agree with our conclusions in this regard.

Our operations may be negatively impacted by a variety of factors.

        We obtain sales growth from new square footage, as well as from increased productivity from existing stores. Our ability to generate sales and earnings could be adversely affected by the increasingly competitive environment in which we operate. In addition, any labor dispute, delays in opening new stores, changes in the economic climate, unexpected changes in product cost, or other unanticipated events, could adversely affect our operations.

 THE COMPANY

        Kroger was founded in 1883 and was incorporated in 1902. We maintain our corporate offices in Cincinnati, Ohio, and as of August 15, 2009, we were one of the largest grocery retailers in the United States based on annual sales.

        As of August 15, 2009, directly or through subsidiaries we operated approximately 2,470 supermarkets and multidepartment stores, 768 convenience stores, 818 supermarket fuel centers, and 388 fine jewelry stores. Some of the convenience stores were franchised to third parties. We also operate directly or through subsidiaries 40 manufacturing facilities that permit us to offer quality, low-cost private label products.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $496 million. We intend to use those proceeds to repay short-term borrowings and borrowings under our revolving credit facility, if any such borrowings are outstanding at the time we receive the proceeds, and thereafter to use those borrowings to repurchase, repay or redeem our outstanding indebtedness, including our 8.05% Senior Notes due February 1, 2010. We also expect to use borrowing proceeds for other general corporate purposes.

        The interest rate for borrowings under the credit facility, as amended, is detailed in the Consolidated Financial Statements attached to our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, and the Credit Agreement incorporated by reference to Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on November 20, 2006.

 DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes (referred to in the accompanying prospectus as the "debt securities") supplements, and to the extent it is inconsistent with the description in the prospectus, it replaces the description of the general terms and provisions of the debt securities in the prospectus. We will issue the notes under an indenture dated June 25, 1999, as it may be amended and supplemented from time to time, among Kroger and Firstar Bank, National Association, now known as U.S. Bank, N.A., as trustee, and the guarantors named in the supplemental indenture. We have summarized select portions of the indenture below. The summary is not complete and is qualified by reference to the indenture.

General

        The notes initially will be limited to $500,000,000 aggregate principal amount, subject to our ability to issue additional notes that may be of the same series as these notes as described under "Further Issues." The notes will mature on October 1, 2015.

        The notes will bear interest from October 1, 2009 at the rate shown on the front cover of this prospectus supplement. Interest on the notes is payable semiannually on April 1 and October 1 of each year commencing on April 1, 2010, to the person in whose name such note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding such interest payment dates. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The notes rank equally in right of payment with all of our existing and future unsecured senior debt. The notes rank senior to any future subordinated indebtedness.

        Most of our subsidiaries will guarantee the notes. As a result, the notes will effectively rank equal in right of payment with approximately $7.5 billion of other indebtedness of these subsidiaries as of August 15, 2009. If one of these subsidiaries becomes insolvent, however, the guarantee of that subsidiary could be held by a court to be unenforceable under applicable fraudulent transfer or similar laws.

        The notes are unsecured and not entitled to any sinking fund.

        The notes will initially be issued only in registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 as described under "Book-Entry Procedures." We will issue global securities in denominations equal to the total principal amount of outstanding notes of the series represented by the global securities.

        If any interest payment date or the maturity date of the notes does not fall on a business day, payment of interest or principal otherwise payable on that day will be made on the next succeeding business day with the same effect as if made on the actual interest payment date or the maturity date of the notes, as the case may be, and no interest will accrue for the period from and after such interest payment date or maturity date. "Business day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City or Cincinnati, Ohio are authorized or obligated by law or executive order to close.

Guarantees

        All of our subsidiaries except those prohibited from so doing and those without any significant assets or operations will guarantee our obligations under the notes, subject to the limitations described below. In addition, if, in the future, any of our existing or future subsidiaries guarantees any of our indebtedness, that subsidiary will also be required to guarantee our obligations under the notes, unless it is prohibited from doing so. If we default in payment of the principal, interest or any premium due under the notes, the guarantors will be obligated to pay these amounts.

        The obligations of each guarantor under its guarantee are limited to the maximum amount enforceable under applicable fraudulent conveyance or fraudulent transfer laws. This maximum amount will be calculated after giving effect to all other liabilities of the guarantor and after giving effect to all contribution and other obligations among the guarantors under the indenture. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

        A guarantee issued by a guarantor will automatically and unconditionally be released and discharged in the following situations if doing so will not result in any downgrade of the notes by Moody's Investors Service and Standard & Poor's Ratings Services:

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  upon any sale, exchange or transfer to any person of all of the capital stock, or all or substantially all of the assets, of the guarantor in a transaction that complies with the indenture, except that such a transaction will not release or discharge a guarantee if the guarantor continues to be a guarantor of our bank credit facility; or

  •
  at our request at any time if we no longer have in force guarantees under our bank credit facility.

        Except as otherwise described above, as long as the notes are guaranteed we will add comparable release provisions to any existing debt that we modify after the date of this prospectus supplement to add guarantees, and to any future debt securities (excluding asset backed securities) issued by us and guaranteed by our subsidiaries. We have added guarantees to most of our existing debt.

        Each guarantee will rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the guarantor and will rank senior in right of payment to all subordinated indebtedness of the guarantor. As of August 15, 2009, after giving pro forma effect to this offering, the application of the net proceeds of the offering and the guarantees to be given by some of our subsidiaries, Kroger and the guarantors would have had approximately $7.5 billion of indebtedness outstanding, including capital leases and the current portion thereof, and excluding the market value adjustment required by GAAP for interest rate hedges, of which approximately $7.4 billion would have been unsecured and unsubordinated indebtedness and $94 million would have been secured and unsubordinated.

Optional Redemption

        The notes will be redeemable, in whole or in part, at our option at any time. The redemption price for the notes will equal the greater of:

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  100% of the principal amount of the notes; and

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  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, excluding accrued interest on the date of redemption, from the redemption date to the maturity date. The discount to the redemption date will be made on a semiannual basis based on a 360-day year, with each month consisting of 30 days. The discount rate will equal the equivalent yield to maturity of U.S. Treasury securities having a comparable maturity to the notes, plus 25 basis points. The determination of the rate will be made by an agent we appoint. Initially, that agent will be Banc of America Securities LLC.

        The redemption price for the notes will include, in each case, accrued interest on the notes being redeemed to the date of redemption.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the notes or portions of the notes called for redemption.

Covenants

        The indenture provides that the following covenants will apply to us:

        Limitations on Liens.    We covenant that, so long as any notes remain outstanding, neither we nor any of our restricted subsidiaries will issue, assume or guarantee any secured debt or other agreement comparable to secured debt unless these notes and other debt ranking equally to these notes also is so secured on an equal basis. This restriction will not apply to the following:

  (1)
  liens on any property or assets of any corporation existing at the same time such corporation becomes a restricted subsidiary provided that the lien does not extend to any of our other property or that of any other restricted subsidiaries;

  (2)
  liens existing on assets acquired by us, to secure the purchase price of assets, or to obtain a release of liens from any of our other property, incurred no later than 18 months after the acquisition, assumption, guarantee, or, in the case of real estate, completion of construction and commencement of operations;

  (3)
  liens securing indebtedness owing by any restricted subsidiary to us or another restricted subsidiary;

  (4)
  liens on any assets existing upon acquisition of a corporation through merger or by acquisition of all or substantially all of the assets by us or a restricted subsidiary;

  (5)
  liens in favor of the U.S., a foreign country, or any political subdivision to secure payments of debt incurred to finance the purchase of assets;

  (6)
  liens existing on our or any of our restricted subsidiaries' properties or assets existing on the date of the supplemental indenture; provided that the liens secure only those obligations which they secure on the date of the supplemental indenture or any extension, renewal or replacement thereof;

  (7)
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in clauses (1) through (6);

  (8)
  some statutory liens or other similar liens arising in the ordinary course of our or any of our restricted subsidiaries' business, or some liens arising out of governmental contracts;

  (9)
  some pledges, deposits or liens made or arising under worker's compensation or similar legislation or in some other circumstances;

  (10)
  some liens in connection with legal proceedings, including some liens arising out of judgments or awards;

  (11)
  liens for some taxes or assessments, landlord's liens, mechanic's liens and liens and charges incidental to the conduct of the business, or the ownership of our or any of our restricted subsidiaries' property or assets that were not incurred in connection with the borrowing of money and that do not, in our opinion, materially impair the use of the property or assets in the operation of our business or that of a restricted subsidiary or the value of the property or assets for its purposes; or

  (12)
  any other liens not included above, which together with amounts included in clause (1) of the next section do not exceed 10% of our consolidated net tangible assets.

        Limitation on Sale and Lease-Back Transactions.    We and our restricted subsidiaries will not sell and leaseback for a term greater than three years under a capital lease any material real property or operating assets unless:

  (1)
  we could incur secured debt on that property equal to the present value of rentals under the lease without having to equally secure the note; or

  (2)
  the sale proceeds equal or exceed the fair market value of the property and the net proceeds are used within 180 days to acquire material real property or operating assets or to purchase or redeem notes offered hereby or long term debt, including capital leases, that are senior to or rank on parity with these notes.

        This restriction does not apply to sale and lease-back transactions of material property or operating assets acquired or constructed after 18 months prior to the date of the indenture as long as a commitment for the sale and lease-back is made within 18 months of acquisition, in the case of operating assets, and of completion of construction and commencement of operations, in the case of material real property.

        For purposes of these covenants, a "subsidiary" is an entity that we directly or indirectly control, including partnerships in which we or our subsidiaries own a greater than 50% interest. Restricted subsidiaries are all of our subsidiaries other than those our board of directors has determined are not material.

        The covenants applicable to the notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us or in the event of a material adverse change in our financial condition or results of operation, and the notes do not contain any other provisions that are designed to afford protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

        The indenture provides that we will not merge or consolidate with any corporation, partnership or other entity and will not sell, lease or convey all or substantially all of our assets to any entity, unless:

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  we are the surviving entity, or the surviving or successor entity is a corporation or partnership organized under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all our obligations under the indenture and the notes; and

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  immediately after the merger, consolidation, sale, lease or conveyance, we or the successor entity are not in default in the performance of the covenants and conditions of the indenture.

Change of Control

        If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

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  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Kroger and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Kroger to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Kroger and its subsidiaries taken as a whole to another Person or group may be uncertain.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by any two of the three Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Kroger and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Kroger or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Kroger's voting stock; or (3) the first day on which a majority of the members of Kroger's Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the notes and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, members of the Board of Directors of Kroger who (1) were members of such Board of Directors on the date of the issuance of the notes; or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Kroger's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch, Inc.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P and Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or any of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Book-Entry Procedures

        DTC.    The Depository Trust Company, New York, New York ("DTC"), will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's nominee. Fully-registered global notes will be issued with respect to each of the notes. See "Description of Debt Securities — Global Securities" in the accompanying prospectus for a description of DTC's procedures with respect to global notes.

        Ownership of beneficial interests in a global note will be limited to DTC participants and to persons that may hold interests through institutions that have accounts with DTC, including Euroclear and Clearstream ("participants"). Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for the global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        Principal and interest payments on the global notes represented by a global security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the global notes represented by the global security for all purposes under the indenture. Accordingly, we, the trustee and the paying agent under the indenture will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a global note represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global note held through the participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to the beneficial ownership interests.

        DTC has advised us that upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on DTC's records. The applicable underwriter or underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts in bearer form or registered in "street name," and will be the sole responsibility of those participants.

        A global note can only be transferred:

  •
  as a whole by DTC to one of its nominees;

  •
  as a whole by a nominee of DTC to DTC or another nominee of DTC; or

  •
  as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of the successor.

        Global notes represented by a global security can be exchanged for certificated notes in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we do not appoint a successor depositary within 90 days after receiving the notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be so registered as a clearing agency;

  •
  we in our sole discretion determine that a global note will be exchangeable for certificated notes in registered form and notify the trustee of our decision; or

  •
  an event of default with respect to the notes represented by a global note has occurred and is continuing.

        A global note that can be exchanged under the previous paragraph will be exchanged for certificated notes that are issued in authorized denominations in registered form for the same aggregate amount. Those certificated notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

        Except as provided above, owners of beneficial interests in a note will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders of the notes for any purpose under the indenture and no global notes represented by a global security will be exchangeable. Each person owning a beneficial interest in a global note must rely on the procedures of DTC (and if the person is not a participant, on the procedures of the participant through which the person owns its interest) to exercise any rights of a holder under the indenture or the global note. The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in a global note.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE Euronext and the Financial Industry Regulatory Authority. Access to DTC's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        We may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the notes will be printed and delivered.

        Beneficial interests in the global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global note through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes a policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operation is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, if the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as the United States.

        The information in this section concerning DTC, its book-entry system, Clearstream and Euroclear and their respective systems has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

        Under terms satisfactory to the trustee, we may discharge some obligations to holders of the notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in the indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on the notes.

        We may also discharge any and all of our obligations to holders of the notes at any time ("defeasance") or omit to comply with certain of the covenants contained in the indenture ("covenant defeasance"), but we may not avoid our duty to register the transfer or exchange of the notes, to replace any temporary, mutilated, destroyed, lost, or stolen notes or to maintain an office or agency for the notes. Defeasance or covenant defeasance may be effected only if, among other things:

  (1)
  we irrevocably deposit with the trustee cash or U.S. Government Obligations as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding notes; and

  (2)
  we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal and interest payments on the notes. In the case of defeasance, the opinion must be based on a ruling of the IRS or a change in U.S. federal income tax law occurring after the date of the indenture, since that result would not occur under current tax law.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. We will pay all principal and interest in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in the DTC's same-day funds settlement system until maturity. As a result, DTC will require that secondary market trading activity in the notes be settled in immediately available funds.

        We cannot advise holders on the effect on trading activity in the notes of settlement in immediately available funds.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes. These further notes will rank equal with the notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of the further notes, or except for the first payment of interest following the issue date of the further notes). The further notes may be consolidated and form a single series with the notes and may have the same terms as to status, redemption, or otherwise, as the notes.

The Trustee

        U.S. Bank, N.A., formerly known as Firstar Bank, National Association, is the trustee under the indenture. In the performance of its duties, the trustee is entitled to indemnification for any act which would involve it in expense or liability and will not be liable as a result of any action taken in connection with the performance of its duties except for its own gross negligence or default. The trustee is protected in acting upon any direction or document reasonably believed by it to be genuine and to be signed by the proper party or parties or upon the opinion or advice of counsel. The trustee may resign upon written notice to us as provided in the indenture. The trustee may acquire our obligations for its own account. The trustee performs banking and other services for us, and is a lender under our credit facility.

 UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

  •
  dealers in securities or currencies;

  •
  traders in securities;

  •
  United States holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain United States expatriates;

  •
  financial institutions;

  •
  insurance companies;

  •
  controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

  •
  entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

  •
  persons that acquire the notes for a price other than their issue price.

        If you are a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) holding notes or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes.

        This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in

United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

        The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

        A "United States holder" is a beneficial owner of a note or notes that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

  •
  a trust, if (1) a United States court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Internal Revenue Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Interest

        Interest on your notes will be taxed as ordinary interest income. In addition:

  •
  if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

  •
  if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Notes

        Your tax basis in your notes generally will be their cost. Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under "United States Tax Considerations — United States Holders — Interest"); and

  •
  your tax basis in the notes.

        Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a reduced rate of taxation.

Backup Withholding

        In general, "backup withholding" currently at a rate of 28% may apply:

  •
  to any payments made to you of principal of and interest on your note, and

  •
  to payment of the proceeds of a sale or other disposition of your note,

if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

        The backup withholding tax is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

Non-U.S. Holders

        The following summary applies to you if you are a beneficial owner of a note and you are neither a United States holder (as defined above) nor a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) (a "non-U.S. holder"). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways, being present in the United States:

  •
  on at least 31 days in the calendar year, and

  •
  for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

        Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

        Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the "portfolio interest" exception of the Internal Revenue Code, provided that in the case of interest:

  •
  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

  •
  you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

  •
  you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

  •
  such interest is not effectively connected with your conduct of a United States trade or business; and

  •
  you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

  (A)
  us or our paying agent; or

  (B)
  a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

        The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

        Except for the possible application of United States federal withholding tax (see "United States Federal Tax Considerations — Non-U.S. Holders — United States Federal Withholding Tax" above) and backup withholding tax (see "United States Federal Tax Considerations — Non-U.S. Holders-Backup Withholding and Information Reporting" below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain realized from (or accrued interest treated as received in connection with) the sale, redemption, retirement at maturity or other disposition of your notes unless:

  •
  in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the "portfolio interest" exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

  •
  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

  •
  the interest or gain is effectively connected with your conduct of a United States trade or business and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you.

        If you are engaged in a trade or business in the United States and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you), the interest or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty.

United States Federal Estate Tax

        If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

  •
  you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

  •
  your interest on the notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

        Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in "United States Tax Considerations — Non-U.S. Holders — United States Federal Withholding Tax" above, and provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States holder (as described in "United States Tax Considerations — United States Holders" above). However, we or our paying agent may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

        The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax currently at a rate of 28%. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

  •
  is a United States person (as defined in the Internal Revenue Code);

  •
  derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

  •
  is a "controlled foreign corporation" for U.S. federal income tax purposes; or

  •
  is a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

  •
  the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

        You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

 UNDERWRITING

        Kroger and the underwriters for the offering named below have entered into an underwriting agreement and a pricing agreement for offering the notes. Subject to conditions in these agreements, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$125,000,000
J.P . Morgan Securities Inc.	125,000,000
Citigroup Global Markets Inc.	62,500,000
Mitsubishi UFJ Securities (USA), Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
Wells Fargo Securities, LLC	50,000,000
Fortis Securities LLC	25,000,000
The Williams Capital Group, L.P.	12,500,000

Total	$500,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.375% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. The underwriters have advised Kroger that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes which are the subject of this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriters; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has further represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA would not, if Kroger was not an authorized person, apply to Kroger; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Kroger estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $100,000.

        Kroger has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Conflict of Interest

        One or more of the underwriters or their affiliates have provided and may in the future provide various commercial or investment banking services and other services to Kroger and its affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under Kroger's credit facility, and affiliates of some of the underwriters may be lenders in connection with Kroger's future commercial paper borrowings.

        In particular, affiliates of Banc of America Securities LLC and J.P. Morgan Securities Inc. are lenders under Kroger's credit facility and may be lenders in connection with Kroger's commercial paper borrowings. Because Kroger may use the net proceeds from this offering to repay borrowings under its credit facility and commercial paper borrowings, if any such borrowings are outstanding at the time Kroger receives the proceeds of the offering, affiliates of Banc of America Securities LLC and J.P. Morgan Securities Inc. may receive 5% or more of the net proceeds of the offering. Banc of America Securities LLC and J.P. Morgan Securities Inc., therefore, may be deemed to have a "conflict of interest" with Kroger within the meaning of NASD Conduct Rule 2720 ("Rule 2720") of the Financial Industry Regulatory Authority, Inc. As a result, this offering will be conducted in accordance with Rule 2720.

 VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for Kroger by Paul W. Heldman, Esq., Executive Vice President, Secretary and General Counsel of Kroger, and for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Mr. Heldman may rely as to matters of New York law upon the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, and Fried, Frank, Harris, Shriver & Jacobson LLP may rely as to matters of Ohio law upon the opinion of Mr. Heldman. As of August 31, 2009, Mr. Heldman owned approximately 286,003 shares of Kroger's Common Stock and had options to acquire an additional 445,000 shares. Fried, Frank, Harris, Shriver & Jacobson LLP from time to time performs legal services for Kroger.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FORWARD-LOOKING STATEMENTS

        The prospectus and this prospectus supplement contain, or incorporate by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in the prospectus and this prospectus supplement are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, and other factors discussed in our filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

 LIST OF SUBSIDIARY GUARANTORS

Name of Guarantor	Jurisdiction of Organization
Alpha Beta Company	California
Bay Area Warehouse Stores, Inc.	California
Bell Markets, Inc.	California
Cala Co.	Delaware
Cala Foods, Inc.	California
CB&S Advertising Agency, Inc.	Oregon
Crawford Stores, Inc.	California
Dillon Companies, Inc.	Kansas
Dillon Real Estate Co., Inc.	Kansas
Distribution Trucking Company	Oregon
F4L L.P.	Ohio
FM, Inc.	Utah
FMJ, Inc.	Delaware
Food 4 Less GM, Inc.	California
Food 4 Less Holdings, Inc.	Delaware
Food 4 Less Merchandising, Inc.	California
Food 4 Less of California, Inc.	California
Food 4 Less of Southern California, Inc.	Delaware
Fred Meyer, Inc.	Delaware
Fred Meyer Jewelers, Inc.	California
Fred Meyer Stores, Inc.	Ohio
Henpil, Inc.	Texas
Hughes Markets, Inc.	California
Hughes Realty, Inc.	California
Inter-American Foods, Inc.	Ohio
Junior Food Stores of West Florida, Inc.	Florida
J.V. Distributing, Inc.	Michigan
KRGP Inc.	Ohio
KRLP Inc.	Ohio
The Kroger Co. of Michigan	Michigan
Kroger Dedicated Logistics Co.	Ohio
Kroger Group Cooperative, Inc.	Ohio
Kroger Limited Partnership I	Ohio
Kroger Limited Partnership II	Ohio
Kroger Texas L.P.	Ohio
Kwik Shop, Inc.	Kansas
Mini Mart, Inc.	Wyoming
Peyton's-Southeastern, Inc.	Tennessee
Queen City Assurance, Inc.	Vermont
Quik Stop Markets, Inc.	California
Ralphs Grocery Company	Ohio
RJD Assurance, Inc.	Vermont
Rocket Newco, Inc.	Texas
Second Story, Inc.	Washington
Smith's Beverage of Wyoming, Inc.	Wyoming
Smith's Food & Drug Centers, Inc.	Ohio
THGP Co., Inc.	Pennsylvania
THLP Co., Inc.	Pennsylvania
Topvalco, Inc.	Ohio
Turkey Hill, L.P.	Pennsylvania
Vine Court Assurance Incorporated	Vermont

PROSPECTUS

The Kroger Co.
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may offer any of the following securities from time to time:

  •
  debt securities;

  •
  preferred stock;

  •
  depositary shares relating to preferred stock;

  •
  common stock; and

  •
  warrants to purchase debt securities, common stock or preferred stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2007

 About This Prospectus

        This prospectus is part of a Registration Statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

        For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. The registration statement and additional information can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

Risk Factors

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See "Where You Can Find More Information."

 Forward Looking Statements

        Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, the risks described under the caption "Risk Factors" in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Where You Can Find More Information

        Kroger files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You can find additional information on Kroger at http://www.kroger.com.

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

KROGER SEC FILINGS (FILE NO. 1-303)	PERIOD
Annual Report on Form 10-K	Year ended February 3, 2007
Quarterly Report on Form 10-Q	Quarter ended May 26, 2007, Quarter ended August 18, 2007, and Quarter ended November 10, 2007
Current Reports on Form 8-K	March 13, 2007; March 15, 2007; April 2, 2007; April 6, 2007; June 26, 2007; August 15, 2007; September 18, 2007; October 1, 2007; December 3, 2007; and December 11, 2007

        You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

The Kroger Co. 1014 Vine Street Cincinnati, Ohio 45202-1100 (513) 762-4000
Attention: Paul Heldman

        This prospectus is part of a Registration Statement we filed with the SEC. We have incorporated into this Registration Statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

        You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Our Company

        The Kroger Co. was founded in 1883 and incorporated in Ohio in 1902. As of February 3, 2007, we were one of the largest grocery retailers in the United States based on annual sales. We also manufacture and process food that our supermarkets sell. Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100, and our telephone number is (513) 762-4000.

        As of February 3, 2007, directly or through subsidiaries we operated approximately 2,468 supermarkets and multidepartment stores, 779 convenience stores, 631 supermarket fuel centers, and 412 fine jewelry stores. Ninety-two of the convenience stores are franchised to third parties. We also operate directly or through subsidiaries 42 manufacturing facilities that permit us to offer quality, low-cost private label products.

Consolidated Ratio of Earnings to Fixed Charges

        The table below presents our consolidated ratio of earnings to fixed charges for the periods shown:

Fiscal Years Ended
February 3, 2007 (53 weeks)	January 28, 2006 (52 weeks)	January 29, 2005 (52 weeks)	January 3, 2004 (52 weeks)	February 1, 2003 (52 weeks)
3.0	2.7	1.3	1.7	2.9

        "Earnings" includes:

  •
  earnings before tax expense; and

  •
  extraordinary loss, plus fixed charges,

        and excludes capitalized interest.

        "Fixed charges" includes:

  •
  interest, including capitalized interest, on all indebtedness;

  •
  amortization of deferred financing costs; and

  •
  that portion of rental expense that we believe is representative of interest.

Use of Proceeds

        We will use the net proceeds from the sale of the securities to repay amounts under our credit facility or short-term borrowings and thereafter to use short-term borrowings or borrowings under our credit facility to repurchase, repay or redeem our outstanding indebtedness. We also expect to use borrowing proceeds for other general corporate purposes.

Plan of Distribution

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents or dealers;

  •
  through underwriting syndicates led by one or more managing underwriters; and

  •
  through one or more underwriters acting alone.

        If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

        If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

        We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.

        We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

        We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

Description of Debt Securities

        This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

        The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us. The indenture allows us to have different trustees for each debt security offering.

        We have summarized the material terms of the indenture below. The indenture is included as an exhibit to the Registration Statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

Principal Terms of the Debt Securities

        The debt securities will rank equally in right of payment with all of our existing and future unsecured senior debt. The debt securities will rank senior to any future subordinated indebtedness.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

  •
  their type and title;

  •
  their total principal amount and currency or currency unit;

  •
  the denominations in which they are authorized to be issued;

  •
  the percentage of their principal amount at which they will be issued;

  •
  the date on which they will mature;

  •
  if they bear interest, the interest rate or the method by which the interest rate will be determined;

  •
  the times at which any interest will be payable or the manner of determining the interest payment dates;

  •
  any optional or mandatory redemption periods and the redemption or purchase price;

  •
  any guarantees by our direct and indirect subsidiaries;

  •
  any sinking fund requirements;

  •
  any special United States federal income tax considerations;

  •
  whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

  •
  any information with respect to book-entry procedures;

  •
  the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

  •
  any other specific terms not inconsistent with the indenture.

Denominations, Registration, Transfer and Payment

        We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global securities." We will issue registered securities denominated in U.S. dollars only in denominations of $2,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

        You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.

        We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment (1) by check mailed to the holder's address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.

        The trustee's principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.

Global Securities

        We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.

        After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

Events of Default

        When we use the term "Event of Default" in the indenture, here are examples of what we mean:

  •
  we fail to pay the principal or any premium on any debt security when due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to pay interest when due on any security for 30 days;

  •
  we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

  •
  we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

  •
  we take specified actions relating to our bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.

        If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.

        If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.

        The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.

Modification of the Indenture

        The indenture may be amended without the consent of any holder of debt securities:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to permit a successor to assume our obligations under the indenture;

  •
  to add additional covenants for the benefit of holders;

  •
  to add additional Events of Default;

  •
  to add or change provisions necessary to facilitate the issuance of securities; or

  •
  to entitle the securities to the benefit of security.

        The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

        However, no amendment or waiver that

  •
  changes the maturity of principal or any installment of principal or interest;

  •
  reduces the amount of principal or interest or premium payable on redemption;

  •
  reduces the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  modifies provisions related to rights of holders to redeem securities at their option; or

  •
  changes other rights of holders as specifically identified in the indenture will be effective against any holder without the holder's consent.

Other Debt Securities

        In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.

Other Limitations

        The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

 Description of Capital Stock

        Our Amended Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock, $1 par value per share, and 5,000,000 shares of cumulative preferred stock, $100 par value per share. As of November 10, 2007, there were outstanding 676,103,688 shares of common stock, and no shares of cumulative preferred stock.

Common Stock

        All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

  •
  are entitled to any dividends validly declared;

  •
  will share ratably in our net assets in the event of a liquidation; and

  •
  are entitled to one vote per share.

        The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

        The Bank of New York is the transfer agent and registrar for our common stock.

Preferred Stock

        This prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. It is also subject to our Amended Articles of Incorporation.

        We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

        Our Amended Articles of Incorporation authorize us to issue 5,000,000 shares of preferred stock, par value $100 per share. Our Board is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action. As of November 10, 2007, we had no shares of preferred stock outstanding.

        Our Board is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

  •
  the designation and number of shares;

  •
  the dividend rate;

  •
  the payment date for dividends and the date from which dividends are cumulative;

  •
  our redemption rights and the redemption prices;

  •
  amounts payable to holders on our liquidation, dissolution or winding up;

  •
  the amount of the sinking fund, if any;

  •
  whether the shares will be convertible or exchangeable, and if so the prices and terms; and

  •
  whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

        When we issue shares of preferred stock, they will be fully paid and nonassessable.

Dividends

        The holders of preferred stock will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.

        Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

        Unless all dividends on the preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to the series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred stock.

Convertibility

        We will not convert or exchange any series of preferred stock for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

        We will not redeem or pay into a sinking fund any series of preferred stock, unless otherwise indicated in the prospectus supplement.

Liquidation rights

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common stock or any class of stock ranking junior to the series of preferred stock as to dividends and liquidation preferences.

        In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred stock in full, we will allocate the remaining assets equally among all series of equally-ranked preferred stock based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

Voting rights

        Holders of preferred stock will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

        The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.

Description of Depositary Shares

        This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.

        We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred stock.

        If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock.

Redemption

        If we redeem the series of preferred stock underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred stock being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.

Voting

        The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of shares of preferred stock represented by its depositary shares. The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any of the preferred stock for which it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole shares of preferred stock and all money and other property represented by the depositary shares. Partial shares of preferred stock will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred stock, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution to the holders of the preferred stock in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all exchanges for preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

Obligations of Depositary

        The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.

        We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred stock unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

  •
  the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

Description of Warrants

        This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

        We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

  •
  their title;

  •
  their offering price;

  •
  their aggregate number;

  •
  the designation and terms of the debt securities that can be purchased when they are exercised;

  •
  the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

  •
  the date when they and any debt securities issued will be separately transferable;

  •
  the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

  •
  the date on which the right to exercise warrants begins and the date on which the right expires;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

  •
  information about book-entry procedures;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

  •
  a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions; and

  •
  the redemption or call provisions.

Stock Warrants

        The prospectus supplement relating to any particular issue of warrants to issue common stock or preferred stock will describe the terms of the stock warrants, including the following:

  •
  their title;

  •
  their offering price;

  •
  their aggregate number;

  •
  the designation and terms of the common stock or preferred stock that can be purchased when they are exercised;

  •
  the designation and terms of the common stock or preferred stock that is issued and the number of warrants issued with shares of each common stock or preferred stock;

  •
  the date when they and any common stock or preferred stock issued will be separately transferable;

  •
  the number of shares of common stock or preferred stock that can be purchased when they are exercised and the purchase price;

  •
  the date on which the right to exercise them begins and the date on which the right expires;

  •
  the minimum or maximum amount that may be exercised at any one time;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

  •
  a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions; and

  •
  the redemption or call provisions.

 Experts

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

        The validity of the securities we are offering in this prospectus will be passed upon for us by Paul Heldman, Esq., Executive Vice President, Secretary and General Counsel of Kroger, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of November 30, 2007, Mr. Heldman owned approximately 233,329 shares of Kroger common stock, and had options to acquire an additional 485,000 shares.

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Table of Contents
RISK FACTORS
THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
UNITED STATES FEDERAL TAX CONSIDERATIONS
UNDERWRITING
  Conflict of Interest
VALIDITY OF THE NOTES
EXPERTS
FORWARD-LOOKING STATEMENTS
LIST OF SUBSIDIARY GUARANTORS
Table of Contents
About This Prospectus
Risk Factors
Forward Looking Statements
Where You Can Find More Information
Our Company
Consolidated Ratio of Earnings to Fixed Charges
Use of Proceeds
Plan of Distribution
Description of Debt Securities
Description of Capital Stock
Description of Depositary Shares
Description of Warrants
Experts
Legal Matters